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                                                                    Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 3 to Registration Statement No. 333-108269 of Aderis Pharmaceuticals, Inc. of our report dated June 27, 2003, relating to the consolidated financial statements of Aderis Pharmaceuticals, Inc. as of and for the years ended December 31, 2001 and 2002 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
October 17, 2003